Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the following Registration Statements of Lion Group Holding Ltd. and its subsidiaries (“the Group”) of our report dated April 22, 2022, relating to the Group’s consolidated financial statements as of December 31, 2021 and 2020, and for the three years ended December 31, 2021 which appears in this Annual Report on Form 20-F for the year ended December 31, 2021.

(1)	Registration Statement (Form F-1 No. 333-240292) pertaining to original minority shareholders, PAAC founder shares and shares underlying public warrants,
(2)	Registration Statement (Form F-1 No. 333-249185) pertaining to 2020 PIPE shares and warrants,
(3)	Registration Statement (Form F-1 No. 333-252288) pertaining to 2020 Debenture and Warrants,
(4)	Registration Statement (Form S-8 No. 333-251127) pertaining to 2020 Employee Shares Incentive Plan,
(5)	Registration Statement (Form F-1 No. 333-253342) pertaining to 2021 Convertible Preferred Shares and the 2021 Warrants, and
(6)	Registration Statement (Form F-1 No. 333-255202) pertaining to 2021 Call Options.

/s/ UHY LLP

New York, New York

April 22, 2022